Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE

REPORTS SECOND QUARTER 2017 RESULTS

KENNETT SQUARE, PA – (August 8, 2017) – Genesis HealthCare (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the second quarter ended June 30, 2017.

Second Quarter 2017 Results

•	US GAAP revenue in the second quarter of 2017 was $1.34 billion compared to $1.44 billion in the prior year quarter;
•	US GAAP net loss attributable to Genesis HealthCare, Inc. in the second quarter of 2017 was $65.2 million compared to $23.0 million in the prior year quarter;

•	Adjusted EBITDAR in the second quarter of 2017 was $175.4 million compared to $189.4 million in the prior year quarter; and
•	Adjusted EBITDA in the second quarter of 2017 was $137.1 million compared to $152.4 million in the prior year quarter.

“We delivered a solid quarter despite persistent headwinds and we continued to execute on our plan to divest non-strategic assets, which will allow for increased focus on markets where we have geographic density,” noted George V. Hager, Jr., Chief Executive Officer of Genesis.  “During the quarter, our dedicated team of professionals remained focused on the areas of the business we can control.  We effectively managed labor and overhead costs, realized record gain share dollars under the Model 3 BPCI program, generated strong operating cash flows and maintained year-over-year Adjusted EBITDAR margins.”

Business Development and Divestitures

Genesis continues to make progress with its strategy to exit challenging, low density markets and focus on investment and growth in core, strategic markets. During the second quarter, divestitures included:

•

18 facilities in the states of Kansas, Missouri, Nebraska and Iowa.  The 18 facilities had annual revenue of $110.1 million, $(3.0) million Adjusted EBITDA and $10.7 million of pre-tax net loss. Net proceeds of $80.2 million from the sale were used to pay down debt; and

•

Two leased facilities, which occurred at various points during the second quarter of 2017.  The two facilities had annual net revenue of $13.8 million, Adjusted EBITDA of $0.4 million and a pre-tax net loss of $0.5 million.

Genesis expects to divest an additional 10 underperforming assets or assets in non-strategic markets through early 2018.

Also during the quarter, as previously announced, Genesis entered into a strategic dining and nutrition partnership to further leverage its national platforms, process expertise and technology.  The relationship, which is expected to be accretive to Genesis, provided additional liquidity, cost efficiency and enhanced operational performance.

Balance Sheet and Cash Flows

Operating Cash Flow

The business generated strong operating cash flows of $24.5 million and $69.1 million during the three and six months ended June 30, 2017, respectively.  Strong operating cash flows have been fueled by good inpatient trade receivable collections, the impact of the strategic dining and nutrition partnership and good working capital management.

Financing Activities Occurring During the Second Quarter

During the second quarter of 2017, Genesis closed on two HUD guaranteed mortgages totaling $17.5 million that were used to partially pay down the Company’s real estate loans with Welltower.  Genesis expects to continue to refinance the real estate loans with lower cost and longer maturity HUD guaranteed mortgages or other permanent financing as conditions allow.

Customer Receivership

In July 2017, a significant rehabilitation customer filed for receivership.  This customer operated 65 skilled nursing facilities in six states at the time of the filing. While Genesis is assessing its options relative to this customers’ accounts, both the accumulated accounts receivable owing and future revenue prospects, the Company has recorded a $35.6 million non-cash impairment charge in the three and six months ended June 30, 2017, representing the outstanding accounts receivable balance from this customer.

Value-Based Care Delivery

With almost two years managing through the value-based care delivery shift, Genesis continues to make significant headway strengthening its value-based care delivery initiatives.

Medicare Shared Savings Program (MSSP)

Effective January 1, 2016, Genesis HealthCare ACO began participating in the MSSP through its Genesis Physician Services (GPS) division. During 2016, the Company managed approximately 13,300 Medicare fee for service beneficiaries with annualized Medicare spend of more than $755 million.  During 2016, the MSSP required Genesis to save at least 3% of the total Medicare spend under management in order to share in up to 50 percent of the savings with the Centers for Medicare & Medicaid Services (CMS).  CMS planned to provide final reconciliations related to the 2016 measurement period to MSSP participants in July 2017, however after a recent communication with CMS,  the 2016 reconciliations will be delayed until September 2017.

Bundled Payments

Genesis’ Model 3 Bundled Payment Care Initiative program continues to perform above expectations generating positive results.  Genesis continues to recognize favorable estimated settlements and expects a full year run rate of $19.5 million in 2017.

Vitality to You

Genesis’ unique Vitality to You service offering that extends Genesis Rehabilitation’s therapy services into the community increased revenue 44% year-over-year and now provides community rehabilitation in 30 states across the nation.

2017 Guidance

Given persistent industry-wide volatility in the business, uncertainty around the relationship between Medicaid rate growth and labor inflation, and the pending MSSP reconciliation and settlement the Company believes it is prudent to withdraw its previously issued financial guidance for 2017.

“Despite the current headwinds and uncertainties, I remain extremely optimistic about the long-range growth potential of our skilled nursing and contract therapy business, particularly as supply and demand dynamics play out in the coming years,” commented Hager.  “Genesis’s geographic scale and density, the strength of our relationships with key upstream providers and payors, our proven success operating in value based programs and the experience and depth of our management team, will enable us to capitalize on opportunities in a rapidly evolving reimbursement and business environment.”

Conference Call

Genesis HealthCare will hold a conference call at 8:30 a.m. Eastern Time on Wednesday,  August  9, 2017 to discuss financial results for the second quarter ended 2017.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 450 skilled nursing facilities and assisted/senior living communities in 30 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to approximately 1,700 healthcare providers in 45 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals. Moreover, annual payment caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of Medicare laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

• our potential issuance of debt securities that are convertible into our common stock could result in dilution of common stockholders’ percentage ownership of our company, if such debt securities are converted to common stock;

• we are subject to numerous covenants and requirements under our various credit and leasing agreements and a breach of any such covenants or requirements could, unless timely and effectively remediated, lead to default and potential cross default under such agreements;

• the holders of a majority of the voting power of Genesis’ common stock have entered into an extended voting agreement, and the voting group’s interests may conflict with the interests of other stockholders;

•  exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses;

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts; and

• we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 when it is filed, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net revenues	$1,341,276	$1,438,358	$2,730,408	$2,910,576
Salaries, wages and benefits	739,402	832,693	1,563,896	1,700,410
Other operating expenses	372,295	350,161	714,552	711,258
General and administrative costs	41,187	45,026	86,309	93,453
Provision for losses on accounts receivable	23,985	29,681	47,513	56,174
Lease expense	38,234	36,968	74,334	74,284
Depreciation and amortization expense	60,227	67,953	124,596	129,718
Interest expense	124,288	133,860	249,042	269,041
Loss on early extinguishment of debt	2,301	468	2,301	468
Investment income	(1,392)	(658)	(2,501)	(1,139)
Other loss (income)	4,190	(42,923)	13,224	(42,911)
Transaction costs	3,781	4,993	6,806	6,747
Customer receivership	35,566	—	35,566	—
Skilled Healthcare and other loss contingency expense	—	13,566	—	15,192
Equity in net income of unconsolidated affiliates	(88)	(497)	(222)	(1,260)
Loss before income tax expense	(102,700)	(32,933)	(185,008)	(100,859)
Income tax expense	2,803	3,086	4,087	6,150
Loss from continuing operations	(105,503)	(36,019)	(189,095)	(107,009)
(Loss) income from discontinued operations, net of taxes	(47)	61	(68)	23
Net loss	(105,550)	(35,958)	(189,163)	(106,986)
Less net loss attributable to noncontrolling interests	40,394	12,985	73,246	40,974
Net loss attributable to Genesis Healthcare, Inc.	$(65,156)	$(22,973)	$(115,917)	$(66,012)
Loss per common share:
Basic and diluted:
Weighted-average shares outstanding for loss from continuing operations per share	93,273	89,421	92,581	89,310
Net loss per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(0.70)	$(0.26)	$(1.25)	$(0.74)
Loss from discontinued operations, net of taxes	(0.00)	0.00	(0.00)	0.00
Net loss attributable to Genesis Healthcare, Inc.	$(0.70)	$(0.26)	$(1.25)	$(0.74)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

(IN THOUSANDS)

	June 30,	December 31,
	2017	2016
Assets:
Current assets:
Cash and equivalents	$64,745	$51,408
Accounts receivable, net of allowances for doubtful accounts	754,384	832,109
Other current assets	167,201	175,470
Total current assets	986,330	1,058,987
Property and equipment, net of accumulated depreciation	3,670,151	3,765,393
Identifiable intangible assets, net of accumulated amortization	162,344	175,566
Goodwill	439,212	440,712
Other long-term assets	256,751	338,543
Total assets	$5,514,788	$5,779,201

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$425,226	$474,073
Accrued compensation	161,396	181,841
Other current liabilities	197,944	201,646
Total current liabilities	784,566	857,560

Long-term debt	1,126,070	1,146,550
Capital lease obligations	993,044	997,340
Financing obligations	2,899,999	2,867,534
Other long-term liabilities	626,153	640,405
Stockholders' deficit	(915,044)	(730,188)
Total liabilities and stockholders' deficit	$5,514,788	$5,779,201

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Six months ended June 30,
	2017	2016
Net cash provided by operating activities (1)	$69,127	$23,515
Net cash provided by by investing activities	42,471	38,824
Net cash used in financing activities	(98,261)	(77,204)
Net increase (decrease) in cash and cash equivalents	13,337	(14,865)
Beginning of period	51,408	61,543
End of period	$64,745	$46,678

(1) - Net cash provided by operating activities in the six months ended June 30,  2017 and 2016 includes approximately $6.8 million and $6.7 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Financial Results (in thousands)
Net revenues	$1,341,276	$1,438,358	$2,730,408	$2,910,576
EBITDA	81,815	168,880	188,630	297,900
Adjusted EBITDAR	175,351	189,352	341,041	367,702
Adjusted EBITDA	137,117	152,384	266,707	293,418
Net loss attributable to Genesis Healthcare, Inc.	(65,156)	(22,973)	(115,917)	(66,012)

INPATIENT SEGMENT:

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	55,247	57,873	55,247	57,873
Available operating beds in service at end of period	53,265	56,320	53,265	56,320
Available patient days based on licensed beds	4,838,927	5,247,424	10,004,387	10,521,485
Available patient days based on operating beds	4,666,506	5,109,740	9,651,290	10,242,959
Actual patient days	3,959,726	4,373,938	8,224,551	8,791,285
Occupancy percentage - licensed beds	81.8%	83.4%	82.2%	83.6%
Occupancy percentage - operating beds	84.9%	85.6%	85.2%	85.8%
Skilled mix	19.9%	20.2%	20.3%	20.7%
Average daily census	43,513	48,065	45,440	48,304
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$531	$513	$527	$513
Medicare total (including Part B)	576	555	569	554
Insurance	463	464	456	452
Private and other	337	305	323	304
Medicaid	220	218	218	219
Medicaid (net of provider taxes)	200	199	198	200
Weighted average (net of provider taxes)	$275	$272	$273	$273
Patient days by payor (skilled nursing facilities)
Medicare	451,146	533,758	959,782	1,103,507
Insurance	295,806	303,005	624,418	615,153
Total skilled mix days	746,952	836,763	1,584,200	1,718,660
Private and other	243,491	299,654	522,875	598,406
Medicaid	2,769,451	2,992,530	5,713,784	5,968,281
Total Days	3,759,894	4,128,947	7,820,859	8,285,347
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	12.0%	12.9%	12.3%	13.3%
Insurance	7.9%	7.3%	8.0%	7.4%
Skilled mix	19.9%	20.2%	20.3%	20.7%
Private and other	6.5%	7.3%	6.7%	7.2%
Medicaid	73.6%	72.5%	73.0%	72.1%
Total	100.0%	100.0%	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities
Leased	363	375	363	375
Owned	44	55	44	55
Joint Venture	5	5	5	5
Managed *	35	39	35	39
Total skilled nursing facilities	447	474	447	474
Total licensed beds	55,105	57,909	55,105	57,909
Assisted/Senior living facilities:
Leased	19	28	19	28
Owned	4	4	4	4
Joint Venture	1	1	1	1
Managed	2	2	2	2
Total assisted/senior living facilities	26	35	26	35
Total licensed beds	2,182	2,803	2,182	2,803
Total facilities	473	509	473	509

Total Jointly Owned and Managed— (Unconsolidated)	15	20	15	20

REHABILITATION THERAPY SEGMENT**:

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue mix %:
Company-operated	38%	36%	38%	36%
Non-affiliated	62%	64%	62%	64%
Sites of service (at end of period)	1,528	1,627	1,528	1,627
Revenue per site	$149,634	$162,236	$307,594	$330,879
Therapist efficiency %	68%	69%	68%	69%

* In 2016 and 2017, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

** Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use Non-GAAP Financial Measures primarily as performance measures and believe that the GAAP financial measure most directly comparable to them is net income (loss) attributable to Genesis Healthcare, Inc.  We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of EBITDAR and Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, losses (gains) on extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or loss attributable to non-controlling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net income (loss) attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net income (loss), as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not as a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest and lease expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, covenants in our debt agreements use EBITDA as a measure of financial compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding, in the case of EBITDAR, the value of our business, and, in the case of EBITDA, our ongoing operating performance.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net income (loss) attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

Loss on extinguishment of debt. We recognize losses on the extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of losses or gains recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other loss (income).  We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Customer receivership. We exclude the non-cash costs related to a customer receivership and the related write-down of unpaid accounts receivable.  We believe these costs do not accurately reflect the underlying performance of our operating businesses.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

Long-lived asset impairment charges.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is excluded from EBITDA.

•

Losses of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The operating performance of new businesses is no longer adjusted when computing Adjusted EBITDA beginning in the period in which a new business generates positive Adjusted EBITDA and all periods thereafter.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

•

Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying operating performance of our operating businesses.

•

Other Items.  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of our operating businesses.  In the current reporting period, we incurred the following expenses that we believe are non-recurring in nature and do not reflect ongoing operating performance of the Company or our operating businesses.

(1)

Skilled Healthcare and other loss contingency expense – We exclude the estimated settlement cost and any adjustments thereto regarding the four legal matters inherited by Genesis in the Skilled and Sun Transactions and disclosed in the commitments and contingencies footnote to our consolidated financial statements describing our material legal proceedings.   In the three and six months ended June 30, 2017, we recognized no additional expense related to these matters.  In the three and six months ended June 30, 2016, we increased our estimated loss contingency expense by $13.6 million and $15.2 million, respectively, related to these matters.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters.  We do not exclude the estimated settlement costs associated with all other legal and regulatory matters arising in the normal course of business. Also, we do not believe the excluded costs reflect the underlying performance of our operating businesses.

(2)

Regulatory defense and related costs – We exclude the costs of investigating and defending the matters associated with the Skilled Healthcare and other loss contingency expense as noted in footnote (1).  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses.

(3)

Other non-recurring costs – In the three and six months ended June 30, 2016, we excluded $0.1 million and $0.9 million of costs incurred in connection with a settlement of disputed costs related to previously reported periods and a regulatory audit associated with acquired businesses and related to pre-acquisition periods.  We do not believe the excluded costs are recurring or reflect the underlying performance of our operating businesses.

See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to EBITDA and Adjusted EBITDA included herein.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare industry. In addition, covenants in our lease agreements use Adjusted EBITDAR as a measure of financial compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.  See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to Adjusted EBITDAR included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net loss attributable to Genesis Healthcare, Inc.	$(65,156)	$(22,973)	$(115,917)	$(66,012)
Adjustments to compute EBITDA:
Loss (income) from discontinued operations, net of taxes	47	(61)	68	(23)
Net loss attributable to noncontrolling interests	(40,394)	(12,985)	(73,246)	(40,974)
Depreciation and amortization expense	60,227	67,953	124,596	129,718
Interest expense	124,288	133,860	249,042	269,041
Income tax expense	2,803	3,086	4,087	6,150
EBITDA	$81,815	$168,880	188,630	297,900
Adjustments to compute Adjusted EBITDA:
Loss on extinguishment of debt	2,301	468	2,301	468
Other loss (income)	4,190	(42,923)	13,224	(42,911)
Transaction costs	3,781	4,993	6,806	6,747
Customer receivership	35,566	—	35,566	—
Severance and restructuring	514	3,800	4,694	6,816
Losses of newly acquired, constructed, or divested businesses	6,276	1,554	10,269	3,527
Stock-based compensation	2,480	1,860	4,766	3,719
Skilled Healthcare and other loss contingency expense (1)	—	13,566	—	15,192
Regulatory defense and related costs (2)	194	118	451	1,058
Other non-recurring costs (3)	—	68	—	902
Adjusted EBITDA	$137,117	$152,384	$266,707	$293,418

Additional lease payments not included in GAAP lease expense*	86,704	89,409	173,328	176,910

*in the three and six month periods ended June 30, 2017, includes $5 million and $10 million, respectively, of lease payments related to leases that expire between 2022 and 2023.  The facilities underlying these leases generated approximately $2.8 million and $5.5 million of Adjusted EBITDAR in the three and six month periods ended June 30, 2017, respectively.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net loss attributable to Genesis Healthcare, Inc.	$(65,156)	$(22,973)	$(115,917)	$(66,012)
Adjustments to compute Adjusted EBITDAR:
Loss (income) from discontinued operations, net of taxes	47	(61)	68	(23)
Net loss attributable to noncontrolling interests	(40,394)	(12,985)	(73,246)	(40,974)
Depreciation and amortization expense	60,227	67,953	124,596	129,718
Interest expense	124,288	133,860	249,042	269,041
Income tax expense	2,803	3,086	4,087	6,150
Lease expense	38,234	36,968	74,334	74,284
Loss on extinguishment of debt	2,301	468	2,301	468
Other loss (income)	4,190	(42,923)	13,224	(42,911)
Transaction costs	3,781	4,993	6,806	6,747
Customer receivership	35,566	—	35,566	—
Severance and restructuring	514	3,800	4,694	6,816
Losses of newly acquired, constructed, or divested businesses	6,276	1,554	10,269	3,527
Stock-based compensation	2,480	1,860	4,766	3,719
Skilled Healthcare and other loss contingency expense (1)	—	13,566	—	15,192
Regulatory defense and related costs (2)	194	118	451	1,058
Other non-recurring costs (3)	—	68	—	902
Adjusted EBITDAR	$175,351	$189,352	$341,041	$367,702